EXHIBIT (16)

LETTER RE CHANGE IN AUDITOR

November 4, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Transamerica Financial Life Insurance Company pursuant to Item 304(a)(1) of Regulation S-K (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1 of Transamerica Financial Life Insurance Company dated November 4, 2024. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Chicago, IL